EXHIBIT 5.26
[Letterhead of Blank Rome LLP]
Phone: 424-239-3400
Fax: 424-239-3434
June 8, 2012
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
Guarantors listed on Annex A attached hereto
Ladies and Gentlemen:
          We have acted as California counsel to Graham Packaging PX, LLC, a California limited liability company (“Graham Packaging”) and Graham Packaging PX Company, a California general partnership (“Graham Packaging GP” and together with Graham Packaging, the “California Guarantors”) in connection with the issuance by the California Guarantors of (i) guarantees (the “November 2009 Notes Guarantees”) relating to the issuance by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Company Issuers”) of $1,125,000,000 aggregate principal amount of the Company Issuers’ 7.750% Senior Secured Notes due 2016 (the “November 2009 Exchange Notes”) in exchange for all of their outstanding unregistered 7.750% Senior Secured Notes due 2016; (ii) guarantees (the “2009 Notes Guarantees”) relating to the issuance by the Company Issuers of €450,000,000 aggregate principal amount of the Company Issuers’ 7.750% Senior Secured Notes due 2016 (together with the November 2009 Exchange Notes, the “2009 Exchange Notes”) in exchange for all of their outstanding unregistered 7.750% Senior Secured Notes due 2016; (iii) guarantees (the “May Notes Guarantees”) relating to the issuance by the Company Issuers of $1,000,000,000 aggregate principal amount of the Company Issuers’

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

8.500% Senior Notes due 2018 (the “May Exchange Notes”) in exchange for all of their outstanding unregistered 8.500% Senior Notes due 2018; (iv) guarantees (the “October Secured Guarantees”) relating to the issuance by the Company Issuers of $1,500,000,000 aggregate principal amount of the Company Issuers’ 7.125% Senior Secured Notes due 2019 (the “October Secured Exchange Notes”) in exchange for all of their outstanding unregistered 7.125% Senior Secured Notes due 2019; (v) guarantees (the “October Unsecured Guarantees”) relating to the issuance by the Company Issuers of $1,500,000,000 aggregate principal amount of the Company Issuers’ 9.000% Senior Notes due 2019 (the “October Unsecured Exchange Notes”) in exchange for all of their outstanding unregistered 9.000% Senior Notes due 2019; (vi) guarantees (the “February Secured Guarantees”) relating to the issuance by the Company Issuers of $1,000,000,000 aggregate principal amount of the Company Issuers’ 6.875% Senior Secured Notes due 2021 (the “February Secured Exchange Notes”) in exchange for all of their outstanding unregistered 6.875% Senior Secured Notes due 2021; (vii) guarantees (the “February Unsecured Guarantees”) relating to the issuance by the Company Issuers of $1,000,000,000 aggregate principal amount of the Company Issuers’ 8.250% Senior Notes due 2021 (the “February Unsecured Exchange Notes”) in exchange for all of their outstanding unregistered 8.250% Senior Notes due 2021; (viii) guarantees (the “August Secured Guarantees”) relating to the issuance by the Company Issuers of $1,500,000,000 aggregate principal amount of the Company Issuers’ 7.875% Senior Secured Notes due 2019 (the “August Secured Exchange Notes”) in exchange for their outstanding unregistered 7.875% Senior Secured Notes due 2019; and (ix) guarantees (the “August Unsecured Guarantees” and together with the November 2009 Notes Guarantees, the 2009 Notes Guarantees, the May Notes Guarantees, the October Secured Guarantees, the October Unsecured Guarantees, the February Secured Guarantees, the February Unsecured Guarantees and the August Secured Guarantees, the “Guarantees”) relating to the issuance by the Company Issuers of $1,000,000,000 aggregate principal amount of the Company Issuers’ 9.875% Senior Notes due 2019 (the “August Unsecured Exchange Notes” and, together with the 2009 Exchange Notes, the May Exchange Notes, the October Secured Exchange Notes, the October Unsecured Exchange Notes, the February Secured Exchange Notes, the February Unsecured Exchange Notes and the August Secured Exchange Notes, the “Exchange Notes”) in exchange for their outstanding unregistered 9.875% Senior Notes due 2019. The Exchange Notes will be issued under their respective indentures set forth on Annex B attached hereto (collectively, the “Indentures”). As used herein, “Trustee” shall mean the Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent to each of the Indentures.
          In rendering the opinions herein, we have examined (i) copies, as executed or issued, as the case may be (received by facsimile), of (A) the Registration Statement on Form F-4 (as amended to date, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance of the Exchange Notes; (B) the Indentures; and (C) the Guarantees

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

whose terms are set forth in their respective Indentures (the Indentures and Guarantees are collectively referred to herein as the “Notes Agreements”); and (ii) the originals or photostatic or certified copies of (A) the organizational and governance documents of the California Guarantors listed on Exhibit A attached hereto, (B) the certificates of governmental officials listed on Exhibit B (collectively, the “California Certificates”), and (C) the certificates of Helen Dorothy Golding, as Assistant Secretary of each of the California Guarantors, referenced on Exhibit C (the “Officer’s Certificates”).
          We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the California Certificates, the Officer’s Certificates and the representations and warranties of all parties made pursuant to or in connection with the Notes Agreements, or any thereof. We also have assumed the authenticity of the organizational documents and the California Certificates referenced on Exhibit A and Exhibit B, respectively, and we have also assumed that the information contained in such documents and certificates is current through the date hereof notwithstanding any earlier “through” date contained therein. In rendering our opinion in paragraph 1 as to the status of Graham Packaging under California law, we have relied upon the California Certificates for Graham Packaging, and our opinion is limited to the meaning ascribed to such certificates by the State of California, and in rendering our opinion in paragraph 1 as to the status of Graham Packaging GP under California law, we have relied upon the Statement of Partnership Authority referenced on Exhibit A and the Officer’s Certificate and our opinion is limited to the date of such certificates or filings, as applicable. Our opinions in paragraphs 6(ii) and 7 are based solely on a review of those state-level California statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.
          As California counsel to the California Guarantors for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Agreements, our services are limited to specific matters referred to us by them. Consequently, we do not have knowledge of many transactions in which any of the California Guarantors has engaged or their day-to-day operations and activities.
          Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the California Guarantors in connection with the Notes Agreements, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter that has given them actual knowledge of the existence of any facts to the contrary. However, except for the review of the documents specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

absence of such facts should be drawn from our representation of any of the California Guarantors. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction. Our opinion in paragraph 7 relates only to consents, approvals, and filings that, in our experience, are generally applicable to transactions of the kind contemplated by the Notes Agreements.
          Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.
          In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:
          (a) Each of the Notes Agreements has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the California Guarantors who are party thereto. The execution, delivery (or issuance, as the case may be) and performance of the Notes Agreements by all parties thereto other than the California Guarantors who are party thereto have been duly authorized by all requisite action, and each Notes Agreement is a valid and binding obligation of each party thereto (including each California Guarantor that is a party thereto), and is enforceable against each such party in accordance with its terms.
          (b) The execution, delivery (or issuance, as the case may be) and performance of the Notes Agreements by each party thereto and the consummation by such party of the transactions contemplated thereby do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) the organizational and governance documents of such party, (ii) any law, statute, regulation or rule of any kind by which such party is bound or to which it is subject, (iii) any injunction, judgment, order, decree, ruling, charge or other restriction of a governmental agency (a “Governmental Authority”) by which such party is bound or to which it is subject, or (iv) any contracts, instruments, agreements, injunctions, orders or decrees by which such party is bound or to which it is subject. Notwithstanding the foregoing, we have not assumed the matters set forth in our opinion in paragraph 6 below with respect to either California Guarantor.
          (c) All factual matters contained in the Notes Agreements are true and correct and are not inconsistent with the opinions set forth in this letter.
          (d) All signatures on all documents submitted to us for examination are genuine.
          (e) All documents submitted to us as originals are authentic and all documents submitted to us as copies (certified or photocopies) conform to the original.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

          (f) All public records reviewed by us are accurate and complete.
          (g) All natural persons who are parties to any of the Notes Agreements have the legal capacity to execute, deliver and perform the same.
          (h) Each party to the Notes Agreements is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except that we have not assumed the matters set forth in our opinion in paragraph 1 below with respect to either California Guarantor).
          (i) The Company Issuers are engaged solely in the businesses described in the Registration Statement and the California Guarantors are engaged solely in the businesses permitted by their respective operating agreement or partnership agreement, as the case may be.
          (j) The Notes Agreements have been duly executed, authenticated, issued and delivered and constitute the valid and binding obligation of the Company Issuers enforceable against them in accordance with their terms.
          The opinions herein are limited to the internal laws of the State of California and to those California rules and regulations that in our experience are normally applicable to transactions of the kind contemplated by the Notes Agreements, but without our having made any special investigation as to the applicability of any specific law, rule or regulation. We have made no investigation of the laws of any other jurisdiction (including without limitation the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.
          Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:
     1. Graham Packaging is a limited liability company, existing and in good standing under the laws of the State of California. Graham Packaging GP is a general partnership under the laws of the State of California.
     2. Graham Packaging has the requisite limited liability company power and authority to execute and deliver each of the Notes Agreements.
     3. Graham Packaging GP has the requisite partnership power and authority to execute and deliver each of the Notes Agreements.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

     4. The execution and delivery (or issuance as the case may be) of the Notes Agreements by Graham Packaging have been duly authorized by all necessary limited liability company action on the part of Graham Packaging, and the Notes Agreements have been duly executed and delivered (or issued as the case may be) by Graham Packaging.
     5. The execution and delivery (or issuance as the case may be) of the Notes Agreements by Graham Packaging GP have been duly authorized by all necessary partnership action on the part of Graham Packaging GP, and the Notes Agreements have been duly executed and delivered (or issued as the case may be) by Graham Packaging GP.
     6. Except as disclosed in the Notes Agreements or any of the schedules or exhibits thereto, the execution and delivery (or issuance as the case may be) by the California Guarantors of the Notes Agreements do not (i) violate any California Guarantor’s limited liability company agreement or partnership agreement (as applicable) or, if applicable, Articles of Organization; or (ii) violate any statute or regulation of the State of California applicable to such California Guarantor.
     7. Except as disclosed in the Notes Agreements or any of the schedules or exhibits thereto, to our knowledge, the execution and delivery (or issuance as the case may be) by each California Guarantor of the Notes Agreements do not require on or prior to the date hereof the approval, authorization, order, registration or consent of, or filing with, any California state-level Governmental Authority.
          Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:
               (i) the validity, binding nature or enforceability of any of the Notes Agreements or any of their respective provisions;
               (ii) (a) the effect of insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights and remedies generally or (b) general principals of equity (including, without limitation, concepts of conscionability, materiality, reasonableness, good faith, and fair dealing) on the enforceability of the Notes Agreements regardless of whether considered in a proceeding at law or in equity;

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

                (iii) the effect of any “doing business” statutes in any state on the validity or enforceability of obligations owing, or security interests granted, to the Trustee;
                (iv) the existence, condition or state of title of, or rights in, any property purported to be owned or held by either of the California Guarantors;
                (v) the truth, accuracy or completeness of any representation or warranty made by either California Guarantor in any Notes Agreement or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of either California Guarantor to perform any covenant or undertaking in any of the Notes Agreements to which it is a party;
                (vi) the compliance of either California Guarantor, its real estate, personal property or business operations or the transactions contemplated by the Notes Agreements with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or
                (vii) the compliance of either California Guarantor or the transactions contemplated by the Notes Agreements with: (a) any law or administrative decision of any county, town, municipality or other political subdivision of the State of California below the state level; (b) any law, regulation or administrative decision concerning taxation, labor, employee benefits, health and safety, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning securities, blue sky, antitrust or unfair competition.
          The opinions expressed herein have been issued to you solely in connection with the issuance of the Guarantees relating to the issuance by the Company Issuers of the Exchange Notes and may not be utilized or relied upon for any other purpose. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.
          We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Validity of the Securities” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. We hereby authorize Debevoise & Plimpton LLP to rely on this Opinion in rendering its opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

          The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.
               Very truly yours,
                   /s/ Blank Rome LLP

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Annex A
Guarantors
Graham Packaging PX, LLC
Graham Packaging PX Company

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Annex B
Indentures

Exchange Notes	Indenture
2009 Exchange Notes	The Senior Secured Notes Indenture, dated as of November 5, 2009, among Reynolds Group DL Escrow Inc., Reynolds Group Escrow LLC and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent.

May Exchange Notes	The Senior Notes Indenture, dated as of May 4, 2010, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the guarantors party thereto, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent.

October Secured Exchange Notes	The Senior Secured Notes Indenture, dated as of October 15, 2010, among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent.

October Unsecured Exchange Notes	The Senior Notes Indenture, dated as of October 15, 2010, among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent.

February Secured Exchange Notes	The Senior Secured Notes Indenture, dated as of February 1, 2011, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the guarantors party thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, Wilmington Trust (London) Limited, as additional

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Exchange Notes	Indenture
collateral agent and The Bank of New York Mellon, London Branch, as paying agent.

February Unsecured Exchange Notes	The Senior Notes Indenture, dated as of February 1, 2011, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the guarantors party thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent.

August Secured Exchange Notes	The Senior Secured Notes Indenture, dated as of August 9, 2011, among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent.

August Unsecured Exchange Notes	The Senior Notes Indenture, dated as of August 9, 2011, among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Exhibit A
Organizational Documents
1.	Articles of Incorporation of Plaxicon, Inc., filed September 11, 1989, the Certificate of Amendment of Articles of Incorporation, filed September 25, 1992, and the Limited Liability Company Articles of Organization — Conversion (converting Plaxicon, Inc. to Plaxicon, LLC), filed December 31, 2006, each certified by the Secretary of State of the State of California as of September 14, 2007.

2.	Limited Liability Company Certificate of Amendment of Plaxicon, LLC, changing its name to Graham Packaging PX, LLC, filed with the Secretary of State of the State of California on September 24, 2010.

3.	Amended and Restated Single Member Operating Agreement of Graham Packaging PX, LLC (f/k/a Plaxicon, LLC), dated as of August 22, 2011, certified as full, true and correct on March 20, 2012 by Helen Dorothy Golding, Assistant Secretary of Graham Packaging PX, LLC.

4.	Action Taken by Written Consent of the Sole Member of Graham Packaging PX, LLC, certified as full, true and correct, and in full force and effect on March 15, 2012 by Helen Dorothy Golding, Assistant Secretary of Graham Packaging PX, LLC.

5.	Statement of Partnership Authority of Graham Packaging PX Company, filed with the Secretary of State of the State of California on March 1, 2011.

6.	Partnership Agreement of Graham Packaging GP (f/k/a Plaxicon Company), dated as of May 18, 1981, as amended by the First Amendment to Partnership Agreement, dated June 30, 1981, as further amended by the Second Amendment to Partnership Agreement, dated August 16, 1988, as further amended by the Third Amendment to Partnership Agreement dated October 23, 1989, and as further amended by the Fourth Amendment to Partnership Agreement, dated September 2010, each certified as full, true and correct on March 20, 2012 by Helen Dorothy Golding, Assistant Secretary of Graham Packaging GP.

7.	Action Taken by Written Consent of the Partners of Graham Packaging GP, certified as full, true and correct, and in full force and effect on March 15, 2012 by Helen Dorothy Golding, Assistant Secretary of Graham Packaging GP.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Exhibit B
California Certificates
1.	Certificate of Listing, dated as of February 15, 2012, from the Secretary of State of the State of California, as to the conversion of Graham Packaging PX, LLC (f/k/a Plaxicon, Inc.).

2.	Certificate of Status, dated as of May 30, 2012, from the Secretary of State of the State of California, as to the good standing of Graham Packaging PX, LLC in the State of California.

3.	Certificate of Listing Statement of Partnership Authority, dated as of February 21, 2012, from the Secretary of State of the State of California, as to the recognition of Graham Packaging PX Company under the laws of the State of California.

4.	Certificate of Good Standing—General Partnership, dated as of June 1, 2012, from the Secretary of State of the State of California, as to the good standing of Graham Packaging PX Company in the State of California.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Guarantors listed on Annex A attached hereto
June 8, 2012

Exhibit C
Officer’s Certificates
1.	The Officer’s Certificate dated June 8, 2012 signed by the Assistant Secretary of Graham Packaging PX, LLC, attaching and certifying as to, among other things, the documents described on Exhibit A, Items 1 — 4 above.

2.	The Officer’s Certificate dated June 8, 2012 signed by the Assistant Secretary of Graham Packaging PX Company, attaching and certifying as to, among other things, the documents described on Exhibit A, Items 5 — 7 above.